UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2021

AZIYO BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39577	47-4790334
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12510 Prosperity Drive, Suite 370
Silver Spring, MD 20904

(Address of principal executive offices) (Zip Code)

(240) 247-1170

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AZYO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Aziyo Biologics, Inc. (the “Company”) previously approved the performance goals for the 2020 annual cash bonus plan, including achievement of the initial public offering, achievement of revenue of at least $39,168,000, and achievement of other qualitative performance goals related to commercial achievement, clinical development achievement, product development achievement, business development achievement and organizational achievement (the “2020 Performance Goals”) and a target bonus pool of $1,546,198 for achievement of the 2020 Performance Goals.

On February 24, 2021, the Compensation Committee determined that the initial public offering had been completed, the revenue targets had been exceeded and the other qualitative performance goals had been substantially met. In light of the foregoing, the Compensation Committee approved a 2020 annual cash bonus plan pool of $1,546,198, which is 100% of the target pool (the “Bonus Pool”). The bonus amounts to be distributed to the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers as reflected in the Company’s final prospectus regarding its initial public offering are set forth below:

Employee	2020 Annual Bonus
Ronald Lloyd	$392,381
Matthew Ferguson	$40,993
Darryl Roberts	$152,955
Thomas Englese	$162,717

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZIYO BIOLOGICS, INC.

Date: March 2, 2021	By:	/s/ Ronald Lloyd
Ronald Lloyd
President and Chief Executive Officer